UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 9, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06.  MATERIAL IMPAIRMENTS.

Unifi, Inc., (the "Company") operates two polyester dye facilities which are located in Mayodan, North Carolina (the "Mayodan Facility") and Reidsville, North Carolina (the "Reidsville Facility").  The Company has determined to idle the Mayodan Facility and consolidate all of its dyed operations into the Reidsville Facility.  The consolidation process is expected to be completed by the end of June 2007 and at that time the Company will begin to explore the sale of such facility.  Pursuant to this determination, the Company performed an impairment review in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets" and received an appraisal relating to the Mayodan Facility.  The appraisal indicated that the carrying amount of the Mayodan Facility exceeded its fair value.  Accordingly, the Company will record in its Quarter-ended March 25, 2007 (the "2007 fiscal third quarter") a pre-tax impairment charge of $4.4 million.  The Company simultaneously reviewed three nylon manufacturing facilities located in Madison, North Carolina (the "Madison Facilities").  The Madison Facilities have been classified as "held for sale" for a one year period.  The Company has determined to reduce its offering price for the Madison Facilities and will continue to actively market these facilities.  The Company completed its SFAS 144 review relating to the Madison Facilities and will record an additional pre-tax impairment charge of $3.0 million relating to the Madison Facilities in the 2007 fiscal third quarter.  In addition, the Company has stored idle equipment at the Madison Facilities.  Such equipment had been classified as "held for sale" for the past year and the Company has determined that a sale is not possible.  Consequently, the Company has determined to write such equipment down to its scrap value.  The Company completed its SFAS 144 review and will record an impairment charge of $5.5 million relating to the idle equipment in the 2007 fiscal third quarter.

The Company completed each of the SFAS 144 reviews described above on April 9, 2007. The Company is currently evaluating any other potential impacts of these decisions, but does not expect the impairment charges to result in any future cash expenditures.

ITEM 8.01.  OTHER EVENTS.

Joan Fabrics Corporation ("Joan Fabrics"), one of the Company's largest customers, filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code on April 10, 2007.  At the close of the Company's 2007 fiscal third quarter, the Company had net receivables of approximately $4.8 million owed to it by Joan Fabrics.  The Company anticipates that it will take a pre-tax bad debt charge of approximately $2.8 million during the 2007 fiscal third quarter, which, along with the $2.0 million of pre-tax charges previously incurred, will fully reserve the receivable referenced above.  In addition, the Company expects to write-down approximately $0.7 million of inventory that it expects Joan Fabrics to not request that is specific to them.  These additional charges will negatively impact the earnings guidance provided by the Company, but will not have a cash impact and will be added back to the Company's reconciliation of earnings to EBITDA calculation.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:       /s/ CHARLES F. MCCOY
                                                                                         Charles F. McCoy
                                                                                          Vice President, Secretary and General
                                                                                           Counsel

Dated:  April 13, 2007